Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Shareholder Services – Statements and Reports”, “General Information – Independent Registered Public Accounting Firm” and “Financial Statements and Report of Independent Registered Public Accounting Firm” within the Statement of Additional Information and to the use of our reports dated November 26, 2019 with respect to the financial statements of AB Limited Duration High Income Portfolio for the fiscal year ended September 30, 2019 and December 27, 2019 with respect to the financial statements of AB Total Return Bond Portfolio (formerly known as AB Intermediate Bond Portfolio), AB Tax-Aware Fixed Income Portfolio, AB Short Duration Income Fund and AB Income Fund for the fiscal year ended October 31, 2019, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 196 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.

/s/ Ernst & Young LLP

New York, New York

January 28, 2020